Moores Rowland Mazars
摩斯倫・馬賽會計師事務所

Chartered Accountants
Certified Public Accountants

34th Floor, The Lee Gardens
33 Hysan Avenue
Causeway Bay, Hong Kong
香港銅鑼灣希慎道33號利園廣場34樓

Tel 電話 : (852) 2909 5555
Fax 傳真 : (852) 2810 0032

Email 電郵 : info@mr-mazars.com.hk
Website 網址 : www.mr-mazars.com.hk

Our ref.: EK/AN/C672/ABA2/

September 16, 2005

The Board of Directors
China World Trade Corporation
3rd Floor, Goldlion Digital Network Center
138 Tiyu Road East, Tianhe
Guangzhou, People's Republic of China

Re: China World Trade Corporation – Form SB-2/A

Dear Sir/Madam:

As independent chartered accountants, we hereby consent to the inclusion in China World Trade Corporation's Registration Statement on Form SB-2/A of our (i) report dated July 8, 2005 on China World Trade Corporation's audited financial statements for the 3-month period ended December 31, 2003, (ii) report dated April 14, 2005 on China World Trade Corporation's audited financial statements for the year ended December 31, 2004, (iii) report dated August 12, 2004 on Guangdong New Generation Commercial Management Limited's audited financial statements for the periods/years ended March 31, 2004, December 31, 2003 and December 31, 2002, and (iv) report dated August 12, 2004 on Guangdong Hauhao Insurance Agency Limited's audited financial statements for the periods/years ended March 31, 2004, December 31, 2003 and December 31, 2002, and to all references to our firm included in this Registration Statement.

Sincerely,

Moores Rowland Mazars

Moores Rowland Mazars
Chartered Accountants
Certified Public Accountants

Hong Kong